Exhibit 99.1

Ixia Announces Financial Results for 2016 Second Quarter
CALABASAS, Calif.--August 2, 2016 - Ixia (Nasdaq: XXIA) today reported its financial results for the second quarter ended June 30, 2016.

Total revenue for the 2016 second quarter was $120.1 million, compared with $131.6 million reported for the 2015 second quarter and $112.7 million reported for the 2016 first quarter.

"In the second quarter we achieved revenue at the high-end of our guidance range and delivered solid earnings that were driven by our strong gross margin performance and continued focus on financial discipline. We also generated $25.5 million in cash flow from operations and repurchased $6.9 million of Ixia common stock," said Bethany Mayer, Ixia’s president and chief executive officer. "Leveraging technology unique to Ixia, we have continued to add new capabilities across our test, security, and visibility platforms and have brought new products to market that we believe further expand Ixia’s technology leadership over the competition.”
On a GAAP basis, the company recorded net income for the 2016 second quarter of $1.5 million, or $0.02 per diluted share, compared with net income of $5.8 million, or $0.07 per diluted share, for the 2015 second quarter, and a net loss of $2.7 million, or $0.03 per diluted share, for the 2016 first quarter.
Non-GAAP net income for the 2016 second quarter was $14.9 million, or $0.18 per diluted share, compared with non-GAAP net income of $16.0 million, or $0.19 per diluted share, for the 2015 second quarter, and non-GAAP net income of $7.4 million, or $0.09 per diluted share, for the 2016 first quarter.
Additional non-GAAP information and GAAP to Non-GAAP reconciliation information may be found in the attached financial tables.

Ixia ended the 2016 second quarter with $100.8 million in cash, cash equivalents, and investments, compared with $80.9 million at March 31, 2016. During the 2016 second quarter, the company repurchased 707,332 shares of its common stock for $6.9 million.

Sales Leadership Transition

Ixia also announced today that it plans to appoint Patti Key as its senior vice president, global sales, and that Key has assumed leadership of Ixia's global sales team. Key has over 20 years of technology sales experience and has been a valued member of the Ixia team for the past eight years. Since August 2014, Key has served as the company’s vice president, sales, Americas. In this role, she was responsible for the company’s largest multi-national sales region. Key joined Ixia in February 2008 as vice president, sales, East and her responsibilities have progressively increased. Each Ixia sales region led by Key experienced double digit sales growth over the course of her tenure. Prior to joining Ixia, Key held several sales and marketing roles with Agilent Technologies and Hewlett Packard. She graduated magna cum laude with a Bachelor of Science in Electrical Engineering from North Carolina State University and has been awarded two patents.

Ixia and Hans-Peter Klaey have mutually agreed that he will step down from his position as senior vice president, global sales, and will leave the company, on August 31, 2016.

Conference Call and Webcast Information

Ixia will host a conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) for analysts and investors to discuss the company’s 2016 second quarter and its business outlook and guidance for the 2016 third quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call will be accessible from the “Investors” section of the company’s website (http://investor.ixiacom.com/). Following the live webcast, an archived version will be available in the “Investors” section of the Ixia website for at least 90 days. Certain supplemental financial information will be posted promptly to the website following the issuance of this press release, and additional supplemental financial information will be posted just prior to the start of the conference call.

Non-GAAP Financial Measures

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as expenses relating to internal investigations and any related remediation efforts, the securities class action and shareholder derivative action against the company and certain of its current and former officers and directors as well as an ongoing SEC investigation, the amortization of acquisition-related intangible assets, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to and/or reflective of the underlying performance of our business operations. We believe that, by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations, identifying and assessing financial and business trends, and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The company also uses these measures in connection with determinations regarding executive compensation. The presentation of this additional information is not prepared in accordance with GAAP. The information may not necessarily be comparable to that of other companies that may calculate their non-GAAP financial measures differently and should be considered as a supplement to, and not a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP measures, which are included below in the attached financial tables and also posted on our website.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release may be deemed to be forward-looking statements including, without limitation, statements regarding the company’s business and its plan to appoint Patti Key as the company’s senior vice president, global sales. In some cases, such forward-looking statements can be identified by words such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," or the like. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause our future results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual results to differ materially from those expressed or implied in such forward-looking statements include, among others: our success in developing, producing, and introducing new products and in keeping pace with the rapid technological changes that characterize our market; our success in developing new sales channels and customers; market acceptance of our products; competition; changes in the global economy and in market conditions; consistency of orders from significant customers; our success in leveraging our intellectual property portfolio, expertise and market opportunities; our expectations regarding the transition into Software Defined Networks (SDN) and Network Functions Virtualization (NFV); material weaknesses in our internal controls; war, terrorism, political unrest, natural disasters, cybersecurity attacks, and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, impact the delivery of our products, and/or change our business strategy, market positioning, and business plans and focus and/or affect our ability to execute on such strategy and plans; and, with respect to Key, the company’s failure to, or decision to not, appoint Key as the company’s senior vice president, global sales, or Key’s decision to not accept that position. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the United States and other jurisdictions.

Investor Relations Contact:
The Blueshirt Group
Maria Riley, Investor Relations
Tel: 415-217-7722

IXIA
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$60,563	$52,472
Marketable securities	40,265	14,504
Accounts receivable, net of allowances of $869 and $1,107, as of June 30, 2016 and December 31, 2015, respectively	89,844	121,932
Inventories	29,915	33,289
Prepaid expenses and other current assets	43,447	44,384
Total current assets	264,034	266,581
Property and equipment, net	37,625	36,536
Intangible assets, net	84,354	103,660
Goodwill	338,873	338,873
Other assets	31,637	34,227
Total assets	$756,523	$779,877

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,425	$15,346
Accrued expenses and other	39,933	70,029
Deferred revenues	108,452	108,436
Term loan, net	4,048	3,045
Total current liabilities	163,858	196,856
Deferred revenues	27,354	22,117
Other liabilities	8,597	7,406
Term loan, net	31,310	34,487
Total liabilities	231,119	260,866

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2016 and December 31, 2015; 81,254 and 80,805 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	200,333	201,087
Additional paid-in capital	233,125	225,432
Retained earnings	92,361	93,525
Accumulated other comprehensive loss	(415)	(1,033)
Total shareholders’ equity	525,404	519,011
Total liabilities and shareholders’ equity	$756,523	$779,877

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Products	$76,504	$92,806	$148,477	$178,710
Services	43,594	38,804	84,294	73,862
Total revenues	120,098	131,610	232,771	252,572
Costs and operating expenses: (1)
Cost of revenues – products (2)	20,126	24,185	41,167	48,236
Cost of revenues – services	3,783	4,364	7,968	8,880
Research and development	24,473	27,759	51,935	55,385
Sales and marketing	38,957	38,439	77,988	75,960
General and administrative	13,982	17,417	29,870	35,788
Amortization of intangible assets	9,952	10,889	19,931	21,812
Acquisition and other related costs	(48)	101	(22)	683
Restructuring	27	(351)	(157)	(561)
Total costs and operating expenses	111,252	122,803	228,680	246,183
Income from operations	8,846	8,807	4,091	6,389
Interest income and other, net	(127)	202	173	(279)
Interest expense	(470)	(2,435)	(984)	(4,582)
Income before income taxes	8,249	6,574	3,280	1,528
Income tax expense	6,726	771	4,444	5,336
Net income (loss)	$1,523	$5,803	$(1,164)	$(3,808)
Income (loss) per share:
Basic	$0.02	$0.07	$(0.01)	$(0.05)
Diluted	$0.02	$0.07	$(0.01)	$(0.05)
Weighted average number of common and common equivalent shares outstanding:
Basic	81,325	79,396	81,170	79,053
Diluted	82,504	81,030	81,170	79,053

(1) Stock-based compensation included in:
Cost of revenues – products	$36	$76	$123	$171
Cost of revenues – services	14	29	47	65
Research and development	1,304	1,578	2,997	3,671
Sales and marketing	1,249	1,202	2,897	2,251
General and administrative	1,075	1,858	2,555	3,732

(2)
Cost of revenues – products excludes amortization of intangible assets related to purchased technologies of $6.4 million and $12.9 million for the three and six months ended June 30, 2016, respectively, and $6.4 million and $12.9 million for the three and six months ended June 30, 2015, respectively, which are included in Amortization of intangible assets.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,
	2016	2015
GAAP net income	$1,523	$5,803
Adjustments:
Stock-based compensation (a)	3,678	4,743
Amortization of intangible assets (b)	9,952	10,889
Acquisition and other related costs (c)	(48)	101
Restructuring (d)	27	(351)
Investigations, shareholder litigation and related matters (e)	424	1,594
Income tax effect (f)	(685)	(6,777)
Non-GAAP net income	$14,871	$16,002

GAAP diluted income per share	$0.02	$0.07
Adjustments:
Stock-based compensation (a)	0.04	0.06
Amortization of intangible assets (b)	0.12	0.13
Acquisition and other related costs (c)	0.00	0.00
Restructuring (d)	0.00	0.00
Investigations, shareholder litigation and related matters (e)	0.01	0.02
Income tax effect (f)	(0.01)	(0.08)
Convertible senior notes (g)	—	(0.01)
Non-GAAP diluted earnings per share	$0.18	$0.19

Shares used in computing GAAP diluted earnings per common share	82,504	81,030
Effect of reconciling item (g)	—	10,299
Shares used in computing non-GAAP diluted earnings per common share	82,504	91,329

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and (iii) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended June 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30,
	2016	2015
GAAP net loss	$(1,164)	$(3,808)
Adjustments:
Stock-based compensation (a)	8,619	9,890
Amortization of intangible assets (b)	19,931	21,812
Acquisition and other related costs (c)	(22)	683
Restructuring (d)	(157)	(561)
Investigations, shareholder litigation and related matters (e)	1,415	4,282
Income tax effect (f)	(6,358)	(6,586)
Non-GAAP net income	$22,264	$25,712

GAAP diluted loss per share	$(0.01)	$(0.05)
Adjustments:
Stock-based compensation (a)	0.10	0.13
Amortization of intangible assets (b)	0.24	0.28
Acquisition and other related costs (c)	0.00	0.00
Restructuring (d)	0.00	(0.01)
Investigations, shareholder litigation and related matters (e)	0.02	0.05
Income tax effect (f)	(0.08)	(0.08)
Convertible senior notes (g)	—	(0.01)
Non-GAAP diluted earnings per share	$0.27	$0.31

Shares used in computing GAAP diluted loss per common share	81,170	79,053
Effect of reconciling item (g)(h)	1,216	11,857
Shares used in computing non-GAAP diluted earnings per common share	82,386	90,910

(a)
This reconciling item represents stock-based compensation. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies. As amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as: professional fees for legal, accounting, tax, due diligence, valuation, and other related services; amortization of deferred compensation; consulting fees; required regulatory costs; certain employee, facility and infrastructure costs; and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)
This reconciling item represents costs associated with our restructuring plans. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs, and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and (iii) an SEC investigation. These costs consist primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)
This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.

(g)
This reconciling item for the non-GAAP diluted earnings per share calculation for the six months ended June 30, 2015 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

(h)	This adjustment represents any adjustments required due to a change from a net loss to a net income position.